Exhibit 99.1

News Release

Edgewise Therapeutics Announces Pricing of $240 Million Underwritten Offering of Common Stock

BOULDER, Colo., (January 19, 2024) -- Edgewise Therapeutics, Inc. (NASDAQ: EWTX), a leading muscle disease biopharmaceutical company, today announced the pricing of an underwritten offering of 21,818,182 shares of its common stock at an offering price of $11.00 per share. Edgewise anticipates gross proceeds from the offering to be approximately $240 million, before deducting underwriting discounts and commissions and offering expenses. The closing of the offering is expected to occur on January 23, 2024, subject to the satisfaction of customary closing conditions.

The deal included new investors RA Capital Management, TCGX, and Venrock Healthcare Capital Partners, as well as existing investors Cormorant Asset Management, an affiliate of Deerfield Management Company, Frazier Life Sciences, Janus Henderson Investors, Novo Holdings A/S, Orbimed, Perceptive Advisors and Surveyor Capital (a Citadel company), among other funds. Leerink Partners and Wedbush PacGrow acted as joint book-running managers for the offering.

Edgewise intends to use the net proceeds from the offering to support the potential U.S. commercial launch of EDG-5506 in patients with Becker muscular dystrophy, completion of a Phase 3 trial with EDG-5506 in Duchenne, completion of Phase 2 trials of EDG-7500 in patients with obstructive and non-obstructive hypertrophic cardiomyopathy and the advancement of Edgewise’s ongoing research and development programs, and for working capital and general corporate purposes. The shares are being offered by Edgewise pursuant to a Registration Statement on Form S-3 previously filed with, and declared effective by, the U.S. Securities and Exchange Commission (the SEC). A prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC. These documents can be accessed for free through the SEC’s website at www.sec.gov.

When available, a copy of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; Wedbush Securities Inc.,  Attn:  ECM Department, 600 Montgomery Street, 29th Floor, San Francisco, CA 94111 or via email at ecm@wedbush.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Edgewise Therapeutics

Edgewise Therapeutics is a leading muscle disease biopharmaceutical company developing novel therapeutics for muscular dystrophies and serious cardiac conditions. The Company’s deep expertise in muscle physiology is driving a new generation of first-in-class therapeutics. EDG-5506 is an orally administered skeletal myosin inhibitor in clinical trials in patients with Becker, Duchenne, and Limb-Girdle muscular dystrophies as well as McArdle Disease. EDG-7500, currently in a Phase 1 trial, is a novel cardiac sarcomere modulator for the treatment of HCM and other disorders of cardiac diastolic dysfunction. The entire team at Edgewise is dedicated to our mission: changing the lives of patients and families affected by serious muscle diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: general economic and market conditions; satisfaction of customary closing conditions related to the offering; the timing, progress and results of clinical trials for EDG-5506 and EDG-7500; the timing, scope and likelihood of regulatory filings and approvals; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Edgewise files from time to time with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Edgewise assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.